SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                               -------------------


                                    FORM N-2


         Registration Statement Under the Investment Company Act of 1940
                                Amendment No. 40

                              THE MEXICO FUND, INC.
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               (Exact Name of Registrant as Specified in Charter)

                         1775 I Street, N.W., Suite 1100
                              Washington, DC 20006
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        Registrant's telephone number, including Area Code (202) 261-7941

                            Sander M. Bieber, Esquire
                                   Dechert LLP
                         1775 I Street, N.W., Suite 1100
                             Washington, D.C. 20006
                     ---------------------------------------
                     (Name and Address of Agent for Service)


If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. ___

It is proposed that this filing will become effective (check appropriate box)


___ when declared effective pursuant to Section 8(c)


The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.


x   immediately upon filing pursuant to paragraph (b)
--


This amendment consists of the following:

(1) Facing Sheet of the Registration Statement

(2) Part C of the Registration Statement (including signature page) and

(3) Exhibit to the Registration Statement

The Prospectus and the Statement of Additional Information are incorporated by reference from Post-Effective Amendment No. 43 to this Registration Statement (File No. 811-02409) filed on September 17, 2004.

The Financial Statements are incorporated by reference from the Fund's Annual Report (File No. 811-02409) filed on December 29, 2005.

This amendment is being filed solely to file Exhibit No. (b)(6) to this Registration Statement relating to the By-Laws.


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                                     PART C
                                OTHER INFORMATION


Registrant's Amended and Restated By-Laws, as adopted December 6, 2005 by Registrant's Board of Directors, are filed herewith as Exhibit (b)(6).

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                                   SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 40 to its Registration Statement under the Investment Company Act of 1940 to be signed on its behalf by the undersigned thereunto, duly authorized, in the District of Columbia, on the 20th day of January, 2006. The undersigned duly represents that this amendment to the registration statement does not contain disclosure which would render it ineligible to become effective under Rule 486(b) of the Securities Act of 1933.


                                          THE MEXICO FUND, INC.

                                          Jose Luis Gomez Pimienta
                                          President*


                                          By:  /s/ Dilia M. Caballero
                                               ----------------------
                                               Dilia M. Caballero
                                               As Attorney-in-Fact


* Pursuant to Power of Attorney filed herewith as Exhibit (n)(3).





_____________*_____________       President, Director and Principal      January 20, 2006
Jose Luis Gomez Pimienta          Executive Officer

_____________*_____________       Treasurer and Principal Financial      January 20, 2006
Carlos H. Woodworth               and Accounting Officer

______________*____________       Director                               January 20, 2006
Eugenio Clariond Reyes-Retana

______________*____________       Director                               January 20, 2006
Philip Caldwell

______________*____________       Director                               January 20, 2006
Claudio X. Gonzalez

______________*____________       Director                               January 20, 2006
Robert L. Knauss

______________*____________       Director                               January 20, 2006
Emilio Carrillo Gamboa

______________*____________       Director                               January 20, 2006
Jaime Serra Puche



                                  EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

(b)6)          Amended and Restated By-Laws, as adopted December 6, 2005.

(n)3)          Power of Attorney


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